EXHIBIT 24.1



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of Anilesh Ahuja, Jay Strauss, Susan Valenti and Hyung Peak or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his other substitutes, may lawfully do or cause to be done by virtue thereof.



      SIGNATURE                       CAPACITY                         DATE
      ---------                       --------                         ----


/s/ Anilesh Ahuja           President (Principal Executive      January 27, 2006
-----------------           Officer)
Anilesh Ahuja


/s/ Jeffrey Lehocky         Director and Treasurer              January 27, 2006
-------------------         (Principal Financial Officer)
Jeffrey Lehocky


/s/ Richard W. Ferguson     Director                            January 27, 2006
-----------------------
Richard W. Ferguson


/s/ Joseph J. Rice          Director                            January 27, 2006
------------------
Joseph J. Rice


/s/ Richard d'Albert        Director                            January 27, 2006
--------------------
Richard d'Albert


/s/ Kevin P. Burns          Director                            January 27, 2006
------------------
Kevin P. Burns